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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                              -------------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ---------------------------

-----    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                            TO SECTION 305(b) (2)

                 WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                (Exact name of trustee as specified in its charter)

A U.S. National Banking Association                           41-1592157
(Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national                  Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota                                             55479
(Address of principal executive offices)                      (Zip code)

                        Stanley S. Stroup, General Counsel
               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota  55479
                                 (612) 667-1234
                               (Agent for Service)

                      -------------------------------------

                               VISKASE COMPANIES, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                      95-2677354
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification No.)


625 Willowbrook Centre Parkway
Willowbrook, Illinois                                              60527
(Address of principal executive offices)                      (Zip code)

                           -------------------------------
                 8% Senior Subordinated Secured Notes Due 2008
                     (Title of the indenture securities)

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Item 1.  General Information.  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          Treasury Department
          Washington, D.C.

          Federal Deposit Insurance Corporation
          Washington, D.C.

          The Board of Governors of the Federal Reserve System
          Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.     Not applicable.

Item 16.  List of Exhibits.    List below all exhibits filed as a part of
                               this Statement of Eligibility.
                               Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

          Exhibit 1.    a.     A copy of the Articles of Association of the
                               trustee now in effect.**

          Exhibit 2.    a.     A copy of the certificate of authority of the
                               trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of
                               Minneapolis.*

                        b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                        c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                        d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                        e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                        f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

          Exhibit 4. Copy of By-laws of the trustee as now in effect.**

          Exhibit 5.    Not applicable.

          Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          Exhibit 8.    Not applicable.

          Exhibit 9.    Not applicable.







* Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

*** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.








                               SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City
of Minneapolis and State of Minnesota on the 10th       day of July, 2002.






                         WELLS FARGO BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/
                         -----------------------
                         Jane Y. Schweiger
                         Assistant Vice President





                                 EXHIBIT 6




July 10, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                         Very truly yours,

                         WELLS FARGO BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/
                         ------------------------
                         Jane Y. Schweiger
                         Assistant Vice President

Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
----------------------------------------
Legal Title of Bank                                                    RC-1
Minneapolis
----------------------------------------                                ---
City                                                                     11
MN                         55479                                        ---
----------------------------------------
State                      Zip Code

FDIC Certificate Number - 05208

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                               ------------------
                                                                  Dollar Amounts in Thousands  RCFDBil   Mil Thou
-----------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1)                                   0081      1,467,743  1.a
   b. Interest-bearing balances (2)                                                            0071         60,337  1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754              0  2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)                             1773      1,733,290  2.b
3. Federal funds sold and securities purchased under agreements to resell:                     RCON
   a. Federal funds sold in domestic offices                                                   B987     13,784,954  3.a
                                                                                               RCFD
   b. Securities purchased under agreements to resell (3)                                      B989        365,710  3.b
4. Loans and lease financing receivables (from Schedule RC-C):
   a. Loans and leases held for sale                                                           5369     13,923,626  4.a
   b. Loans and leases, net of unearned income                              B528 20,607,914                         4.b
   c. LESS: Allowance for loan and lease losses                             3123    267,930                         4.c
   d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)              B529     20,339,984  4.d
5. Trading assets (from Schedule RC-D)                                                         3545         35,760  5
6. Premises and fixed assets (including capitalized leases)                                    2145        152,586  6
7. Other real estate owned (from Schedule RC-M)                                                2150          7,027  7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    2130              0  8
9. Customers' liability to this bank on acceptances outstanding                                2155         10,081  9
10. Intangible assets:
   a. Goodwill                                                                                 3163        136,381 10.a
   b. Other intangible assets (from Schedule RC-M)                                             0426          2,725 10.b
11. Other assets (from Schedule RC-F)                                                          2160      1,147,601 11
12. Total assets (sum of items 1 through 11)                                                   2170     53,167,805 12

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
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
---------------------------------------------------------------------------
Legal Title of Bank                                               RC-2
                                                                     -----
FDIC Certificate Number - 05208                                        12
                                                                     -----
Schedule RC-Continued

                                                                                               ------------------
                                                                  Dollar Amounts in Thousands      Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,              RCON
    part I)                                                                                  2200     23,310,487 13.a
    (1) Noninterest-bearing (1)                                           6631 12,702,289                        13.a.1
    (2) Interest-bearing                                                  6636 10,608,198                        13.a.2
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                          RCFN
    (from Schedule RC-E, part II)                                                            2200     11,779,866 13.b
    (1) Noninterest-bearing                                               6631      5,884                        13.b.1
    (2) Interest-bearing                                                  6636 11,773,982                        13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:              RCON
   a. Federal funds purchased in domestic offices (2)                                        B993      2,016,420 14.a
                                                                                             RCFD
   b. Securities sold under agreements to repurchase (3)                                     B995      5,510,749 14.b
15. Trading liabilities (from Schedule RC-D)                                                 3548         30,497 15
16. Other borrowed money (includes mortgage indebtedness and obligations
   under capitalized leases) (from Schedule RC-M)                                            3190      6,402,347 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                 2920         10,081 18
19. Subordinated notes and debentures(4)                                                     3200              0 19
20. Other liabilities (from Schedule RC-G)                                                   2930        830,929 20
21. Total liabilities (sum of items 13 through 20)                                           2948     49,891,376 21
22. Minority interest in consolidated subsidiaries                                           3000              0 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                            3838              0 23
24. Common stock                                                                             3230        100,000 24
25. Surplus (exclude all surplus related to preferred stock)                                 3839      1,712,625 25
26. a. Retained earnings                                                                     3632      1,438,225 26.a
   b. Accumulated other comprehensive income (5)                                             B530         25,579 26.b
27. Other equity capital components (6)                                                      A130              0 27
28. Total equity capital (sum of items 23 through 27)                                        3210      3,276,429 28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                                            3300     53,167,805 29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed                    RCFD         Number
   for the bank by independent external auditors as of any date during 2001                  6724              2 M. 1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted
   with generally accepted auditing standards by a certified         in accordance with generally accepted auditing
   public accounting firm which submits a report on the bank         standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company           (may be required by state chartering authority)
   conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by
   standards by a certified public accounting firm which             other external auditors (may be required by state
   submits a report on the consolidated holding company (but         chartering authority)
   not on the bank separately)                                    6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the                 external auditors
   effectiveness of the bank's internal control over financial    7 = Compilation of the bank's financial statements by
   reporting by a certified public accounting firm                    external auditors
                                                                  8 = Other audit procedures (excluding tax
                                                                      preparation work)
                                                                  9 = No external audit work

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
   on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.